SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report (Date of earliest event reported): July 16, 2004.

Intermagnetics General Corporation
(Exact Name of Registrant Specified in Charter)

New York (State or Other Jurisdiction of Incorporation)	001-11344 (Commission File Number)	14-1537454 (I.R.S. Employer Identification No.)

Old Niskayuna Road, P.O. Box 461, Latham, New York	12110-0461
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (518) 782-1122

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Item 2.     Acquisition or Disposition of Assets.

     On July 16, 2004, Intermagnetics General Corporation (“Intermagnetics”) completed its acquisition of MRI Devices Corporation (“MRID”), which was merged with and into Sunshine Merger Sub, Inc. (“Merger Sub”), a wholly owned subsidiary of Intermagnetics. Merger Sub was re-named MRI Devices Corporation. The closing occurred pursuant to the Plan of Merger and Reorganization and Merger, dated as of May 17, 2004 (the “Agreement”), among Intermagnetics, Merger Sub, MRID, and Jeffrey R. Fitzsimmons and Brent Berthy, collectively in their capacity as the Shareholders’ Representative (the “Shareholders’ Representative”).

Item 7.     Financial Statements and Exhibits

     (a)  Financial Statements of Businesses Acquired.

            The financial statements required by this item will be filed by amendment to this Form 8-K within seventy-five (75) days of July 16, 2004.

     (b)  Pro Forma Financial Information.

            The pro forma financial information required by this item will be filed by amendment to this Form 8-K seventy-five (75) days of July 16, 2004.

     (c)  Exhibits.

            The following Exhibits are filed with this Form 8-K.

Exhibit No.	Description
2.1	Plan of Merger and Reorganization among Intermagnetics General Corporation, Sunshine Merger Sub, Inc., MRI Devices Corporation and Jeffrey R. Fitzsimmons and Brent Berthy, collectively in their capacity as the Shareholders’ Representative dated May 17, 2004. Omitted schedules will be furnished supplementally to the Commission upon its request (incorporated by reference to Exhibit 2.1 of Form 8-K filed on May 17, 2004).

SIGNATURES

               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

INTERMAGNETICS GENERAL CORPORATION

Date: July 19, 2004	By:	/s/ Michael K. Burke
Michael K. Burke
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Description
2.1	Plan of Merger and Reorganization among Intermagnetics General Corporation, Sunshine Merger Sub, Inc., MRI Devices Corporation and Jeffrey R. Fitzsimmons and Brent Berthy, collectively in their capacity as the Shareholders’ Representative dated May 17, 2004. Omitted schedules will be furnished supplementally to the Commission upon its request (incorporated by reference to Exhibit 2.1 of Form 8-K filed on May 17, 2004).